Exhibit 5.1

9 September, 2010

Matter No.: 874474

Doc Ref: WL/ot/336895

(852) 2842 9532

wynne.lau@conyersdill.com

ChinaCache International Holdings Ltd.

6/F, Block A, Galaxy Plaza

No. 10 Jiuxianqiao Road Middle, Chaoyang District

Beijing, 100015

People’s Republic of China

Dear Sirs,

Re: ChinaCache International Holdings Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the initial public offering (the “Offering”) of American Depositary Shares representing ordinary shares of the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) originally filed by the Company under the United States Securities Act 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 9 September, 2010.

For the purposes of giving this opinion, we have examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on August 16, 2010 (the “Certificate Date”) and a copy of the Registration Statement. We have also reviewed the fourth amended and restated memorandum of association and articles of association of the Company (the “Current M&As”), the fifth amended and restated memorandum of association and articles of association to be adopted effective immediately upon the consummation of the Offering (the “New M&As”), a copy of unanimous written resolutions of the shareholders of the Company passed on September 7, 2010 and unanimous written resolutions of the board of directors of the Company dated September 7, 2010 (collectively, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                       As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                                       The issue of the Shares has been duly authorised, and when issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.                                       The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation — Cayman Islands Taxation” in the Registration Statement, to the extent that they constitute statements of the Cayman Islands law, are true and accurate based on current law and practice at the date hereof and that such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman